UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

EIGHTCO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eightco Holdings Inc.

101 Larry Holmes Drive, Suite 313

Easton, PA 18042.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2026

October 27, 2026

Dear Stockholder,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Eightco Holdings Inc., a Texas corporation (the “Company”), to be held on December 11, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.virtualmeetingportal.com/8coholdings/2026.

The attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement (the “Proxy Statement”) describe the business we will conduct at the Annual Meeting and provide information about us that you should consider when you vote your shares.

At the Annual Meeting, we will ask stockholders to:

(1)	elect Thomas Lee as the Class I director nominee identified in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the appointment, election and qualification of his successor (the “Director Election Proposal”);

(2)	approve the amendment to the Company’s Certificate of Formation to increase the total number of authorized shares of the Company’s common stock to 500,000,000,000 shares (the “Charter Proposal”);

(3)	ratify the selection of Stephano Slack LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Ratification of Selection of Auditors Proposal”);

(4)	approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals (the “Adjournment Proposal”); and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We hope you will be able to attend the Annual Meeting. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Kevin O’Donnell

Chairman & Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Annual Meeting. If you are a stockholder of record, you may also cast your vote online at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote at the Annual Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank may result in your shares not being voted on the non-routine proposal (Proposal 1) and may have different effects depending on the proposal.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on DECEMBER 11, 2026: This notice of meeting and the accompanying proxy statement are available at https://www.8co.holdings/. This notice of meeting is not a form for voting and presents only an overview of the accompanying proxy statement, which you are encouraged to review before voting. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder. Stockholders may notify the Company of their requests by calling (888) 765-8933 or writing the Company at the Company’s principal executive offices at 101 Larry Holmes Drive, Suite 313, Easton, PA 18042. In order to receive delivery of the requested documents, your request must be received no later than December 4, 2026.

Eightco Holdings Inc.

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2026

To our Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Eightco Holdings Inc., a Texas corporation (the “Company”), will be held on December 11, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.virtualmeetingportal.com/8coholdings/2026 for the following purposes:

(1)	elect Thomas Lee as the Class I director nominee identified in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the appointment, election and qualification of his successor (the “Director Election Proposal”);

(2)	approve the amendment to the Company’s Certificate of Formation to increase the total number of authorized shares of the Company’s common stock to 500,000,000,000 shares (the “Charter Proposal”);

(3)	ratify the selection of Stephano Slack LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Ratification of Selection of Auditors Proposal”);

(4)	approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals (the “Adjournment Proposal”); and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in the accompanying proxy statement (the “Proxy Statement”), which forms a part of this Notice of Annual Meeting of Stockholders. As of the date of the Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in the Proxy Statement.

The Annual Meeting will be conducted in a virtual-only format. The Board believes that a virtual meeting will enable increased stockholder accessibility while allowing for meeting efficiency and reduced costs. You will be able to attend the Annual Meeting virtually, vote your shares, and submit your questions during the meeting by visiting https://www.virtualmeetingportal.com/8coholdings/2026. Details regarding how to attend the Annual Meeting online are more fully described in the accompanying Proxy Statement.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on October 16, 2026, the record date fixed by our Board for such purpose. A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, beginning on the 11th day before the Annual Meeting and continuing through the Annual Meeting, at our principal place of business at the above address or on a reasonably accessible electronic network, in accordance with Section 21.354 of the Texas Business Organizations Code and Section 2.13 of our Bylaws.

All stockholders are cordially invited to attend the 2026 Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your continued support of Eightco Holdings Inc. We look forward to seeing you at the Annual Meeting.

By Order of the Board,

/s/ Kevin O’Donnell
Kevin O’Donnell
Chief Executive Officer and Director
Easton, Pennsylvania
October 27, 2026

Eightco Holdings Inc.

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

(888) 765-8933

PROXY STATEMENT

This proxy statement (the “Proxy Statement”), the attached Notice of Annual Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being mailed to stockholders of record on or about October 27, 2026 and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Eightco Holdings Inc., a Texas corporation (the “Company,” “we,” or “us”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”), to be held on December 11, 2026, at 10:00 a.m., Eastern Time, in virtual-only format at https://www.virtualmeetingportal.com/8coholdings/2026 and at any adjournments or postponements thereof. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes our financial statements and related notes thereto for such year (the “2025 Annual Report”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON DECEMBER 11, 2026.

You can find a copy of this Proxy Statement and our 2025 Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.8co.holdings. You may also obtain a printed copy of our 2025 Annual Report, free of charge, from us by sending a written request to: Attention: Secretary, Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042. Exhibits to the 2025 Annual Report will be provided upon written request and payment of an appropriate processing fee.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in our proxy statement for the 2027 annual meeting of stockholders must be received by us on or before June 29, 2027. Stockholder proposals and director nominations to be presented at our 2027 annual meeting of stockholders, other than proposals submitted pursuant to Rule 14a-8, must be received by us not earlier than August 13, 2027 nor later than September 12, 2027, in accordance with Section 2.4 of our Bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 12, 2027. See “Stockholder Proposals” beginning on page 33 of this Proxy Statement for additional information.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

At the Annual Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following:

(1)	elect Thomas Lee as the Class I director nominee identified in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the appointment, election and qualification of his successor (the “Director Election Proposal”);

(2)	approve the amendment to the Company’s Certificate of Formation to increase the total number of authorized shares of the Company’s common stock to 500,000,000,000 shares (the “Charter Proposal”);

(3)	ratify the selection of Stephano Slack LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Ratification of Selection of Auditors Proposal”);

(4)	approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals (the “Adjournment Proposal”); and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

Why is the Annual Meeting a virtual, online meeting?

The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by Rules of Conduct and Procedures which will be available during the online meeting at https://www.virtualmeetingportal.com/8coholdings/2026. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and submit questions through the virtual meeting platform.

How can I access the virtual Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting virtually, vote your shares electronically and submit questions during the meeting by visiting https://www.virtualmeetingportal.com/8coholdings/2026. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

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Instructions on how to participate in and attend the Annual Meeting virtually via the Internet, including instructions on how to demonstrate proof of ownership, will be posted at https://www.virtualmeetingportal.com/8coholdings/2026.

Stockholders may also listen to the Annual Meeting by telephone (listen-only) at 1-800-450-7155 (toll-free within the U.S. and Canada) or +1-857-999-9155 (outside the U.S. and Canada; standard rates apply). A replay will be available on the meeting webpage.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only common stockholders of record as of the close of business on October 16, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 419,410,502 shares of our common stock, $0.001 par value per share (the “common stock”), were issued and outstanding. Each share of common stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote such shares by voting online at the Annual Meeting or by proxy.

What constitutes a quorum?

The holders of one-third of the voting power of the stock issued, outstanding and entitled to vote thereat, present in person (virtually) or represented by proxy, as provided in Section 2.6 of our Bylaws, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting to determine whether a quorum has been established.

If a quorum is not present at the Annual Meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the Annual Meeting, present in person (virtually) or represented by proxy, may adjourn the Annual Meeting to a later date or dates, without notice other than announcement at the Annual Meeting, until a quorum is present. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting, in accordance with Section 2.7 of our Bylaws, to each stockholder of record entitled to vote at the Annual Meeting.

How do I vote?

Proxies are solicited by the Board and are revocable by you any time before they are voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote online at the Annual Meeting, although the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted. For information regarding revocation of a proxy, see “What if I change my mind after I return my proxy card?” below.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to Proposals 2, 3, and 4, and whether your shares should be voted for or withheld with respect to the director nominee in Proposal 1. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, Nevada Agency and Transfer Company, or you have stock certificates registered in your name, you may vote:

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

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By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.virtualmeetingportal.com/8coholdings/2026.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on December 10, 2026.

What if I change my mind after I return my proxy card?

Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Nevada Agency and Transfer Company, our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner of your shares, you must provide the bank, broker, or other holder of record with instructions on how to vote your shares, and can do so as follows:

By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.virtualmeetingportal.com/8coholdings/2026.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter, or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”), which are also applicable to Nasdaq-listed companies, that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 (the Charter Proposal), Proposal 3 and Proposal 4 are expected to be considered “routine” matters, and Proposal 1 is considered a “non-routine” matter. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposal 1, no votes will be cast on that proposal on your behalf. Because brokers will have discretionary authority to vote uninstructed shares on Proposals 2, 3 and 4, we do not expect any broker non-votes on those proposals.

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If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. As indicated above, Proposals 2, 3 and 4 are expected to be considered “routine” matters. Accordingly, brokers will not have discretionary authority to vote your unvoted shares on Proposal 1 at the Annual Meeting without receiving instructions from you. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

The holders of one-third of the voting power of the stock issued, outstanding and entitled to vote thereat, present in person (virtually) or represented by proxy, as provided in Section 2.6 of our Bylaws, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on Proposals 2, 3 and 4 if it does not receive instructions from you. Accordingly, we encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal?

The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Director Election Proposal. The affirmative vote of a plurality of the votes cast by holders of shares entitled to vote in the election of directors at the Annual Meeting is required to elect Thomas Lee, the director nominee, as a Class I member of our Board for a term ending at the 2029 annual meeting of stockholders or the appointment, election, and qualification of his successor. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 1. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 2: Charter Proposal. The affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, voting together as a single class, as provided in Section 4.2 of our Certificate of Formation, is required to approve the amendment to the Company’s Certificate of Formation to increase the total number of authorized shares of the Company’s common stock to 500,000,000,000. This standard is subject to any separate vote required by the Texas Business Organizations Code (the “TBOC”) or the terms of any applicable series of preferred stock.

Abstentions will have the same effect as an “AGAINST” vote. Proposal 2 is expected to be considered a “routine” matter, and brokerage firms are therefore expected to have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 2. Accordingly, we do not expect any broker non-votes on Proposal 2. However, because approval is based on the voting power of the shares entitled to vote, if a broker does not exercise this authority, the resulting broker non-vote will have the same effect as an “AGAINST” vote.

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Proposal 3: Ratification of Selection of Auditors Proposal. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the same effect as an “AGAINST” vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Stephano Slack LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the audit committee of our Board will reconsider its selection.

Proposal 4: The Adjournment Proposal. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve adjournment of the meeting if necessary to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals. Abstentions will have the same effect as an “AGAINST” vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

If you hold your shares in street name, it is critical that you cast your vote for Proposal 1. Your bank, broker, or other holder of record only has discretionary authority to vote any uninstructed shares with respect to Proposals 2, 3 and 4.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may select a substitute nominee. If you have completed, signed and returned your proxy card, the proxy can vote your shares for the substitute nominee.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Who are the candidates nominated for election as directors?

The Class I director candidate nominated for election at the Annual Meeting is Thomas Lee, who is currently a director of the Company.

Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?

Stephano Slack LLC is expected to serve as our independent registered public accounting firm auditing and reporting on our financial statements for the year ending December 31, 2026. We do not expect that representatives of Stephano Slack LLC will be present at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K within four business days following the date of the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

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Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matters to be voted on at the Annual Meeting. Our Certificate of Formation does not provide for cumulative voting in the election of directors.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Our Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy, and the cost of hosting the virtual Annual Meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by our directors, officers, employees or agents. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of the proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate set of proxy materials in the future, he or she may contact us by sending a request to our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042. Eligible stockholders of record receiving multiple sets of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number. If you wish to receive only a single copy of our proxy materials at a shared address, you may request householding by contacting us at the address or telephone number set forth above. See “Householding of Proxy Materials” below.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address set forth above.

May I access proxy materials electronically?

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. This Proxy Statement, our 2025 Annual Report and our other filings with the SEC are available on the SEC’s EDGAR website at www.sec.gov.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, on the day of the Annual Meeting, beginning at 10:00 a.m., Eastern Time on December 11, 2026, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be available during the online meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Annual Meeting. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting the Company at (888) 765-8933.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have further questions, or need additional materials, please feel free to contact our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042.

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CORPORATE GOVERNANCE

Our Board manages and directs the business and affairs of the Company, as provided by the Texas Business Organizations Code (the “TBOC”) and conducts its business through meetings of the Board, and three standing committees: the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”) and the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

Our Board evaluates our corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of our current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under the heading “Communications with the Board” below.

Classified Board of Directors

In accordance with the Company’s Certificate of Formation and Bylaws, the Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

●	the Class I director is Thomas Lee, and his term expires at this Annual Meeting;

●	the Class II directors are Frank Jennings and Kevin O’Donnell, and their terms will expire at the 2027 annual meeting of stockholders; and

●	the Class III directors are Louis Foreman and Nicola Caiano, and their terms will expire at the 2028 annual meeting of stockholders.

Our Bylaws provide that the number of directors constituting the entire Board is fixed from time to time by resolution of the Whole Board (meaning the total number of authorized directors, whether or not vacancies exist), subject to any provision of the Certificate of Formation. The Certificate of Formation provides that the Board is divided into three classes, each consisting, as nearly as possible, one-third of the total number of directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our directors may be removed from office by our stockholders only for cause, as provided in Section 5.3 of our Certificate of Formation and Section 3.11 of our Bylaws.

Director Independence

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Frank Jennings, Louis Foreman, Nicola Caiano and Thomas Lee qualify as independent directors in accordance with the Nasdaq listing rules.

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In making these determinations, the Board considered all relationships between each such director and the Company, including Mr. Lee’s service as Executive Chairman of Bitmine Immersion Technologies, Inc., which beneficially owns more than 5% of our common stock and, on March 11, 2026, entered into an investment commitment letter with the Company to purchase not less than $75,000,000 of common stock, and the loans made to Forever 8 by Mr. Jennings and by an entity affiliated with Mr. Foreman that are described under “Certain Relationships and Related Party Transactions” below. The Board determined that none of these relationships interferes with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees and Meetings

Our Board directs the management of our business and affairs, as provided by the TBOC, and conducts its business through meetings of the Board and standing committees. We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

During the fiscal year ended December 31, 2025, there were 15 meetings of the Board.

Audit Committee

Pursuant to its charter, the primary responsibilities and functions of the Audit Committee are, among other things, to:

●	appoint, compensate, and oversee the work of any independent auditor;

●	resolve any disagreements between management and the independent auditor regarding financial reporting;

●	pre-approve all audit and permitted non-audit services by the independent auditor;

●	retain independent counsel, accountants, or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board, and determine the appropriate compensation for any such advisors or consultants retained by the Audit Committee;

●	seek any information it requires from employees of the Company or any direct or indirect subsidiary of the Company, all of whom are directed to cooperate with the Audit Committee’s requests, or external parties;

●	meet with any officer or employee of the Company (or any subsidiary), the independent auditor or outside counsel, as necessary, or request that any such persons meet with any members of, or advisors or consultants to, the Audit Committee; and

●	ensure that management has established and maintained processes to assure compliance by the Company with applicable laws, regulations and corporate policy.

The Audit Committee held 4 meetings in 2025. Our Audit Committee consists of Messrs. Jennings, Caiano and Foreman, with Mr. Foreman serving as chair. Rule 10A-3 of the Exchange Act and the rules of the Nasdaq Capital Market (“Nasdaq”) require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined Messrs. Jennings, Caiano and Foreman each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Mr. Foreman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee. The complete text of the Audit Committee’s current charter is available on our website at www.8co.holdings.

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Compensation Committee

Our Compensation Committee has overall responsibility for reviewing and recommending to the Board the compensation of the Company’s Chief Executive Officer and the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

The Compensation Committee may delegate its authority to subcommittees to the extent permitted by its charter and applicable Nasdaq listing rules. Our Chief Executive Officer reviews and makes recommendations to the Compensation Committee regarding the compensation of our other executive officers, but does not participate in deliberations regarding his own compensation. The Company did not engage a compensation consultant during the fiscal year ended December 31, 2025.

The Compensation Committee held 2 meetings in 2025. Our Compensation Committee consists of Messrs. Jennings, Caiano and Foreman, with Mr. Jennings serving as chair. Our Board has affirmatively determined that Messrs. Jennings, Caiano and Foreman each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board has adopted a written charter for the Compensation Committee. The complete text of the Compensation Committee’s current charter is available on our website at www.8co.holdings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of shareholders;

●	leading the Board in its annual review of the Board’s performance;

●	recommending to the Board director nominees for each Board committee; and

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters.

The Nominating and Corporate Governance Committee held 2 meetings in 2025. Our Nominating and Corporate Governance Committee consists of Messrs. Jennings, Lee and Foreman, with Mr. Jennings serving as chair. Our Board has affirmatively determined Messrs. Jennings, Lee and Foreman each meet the definition of “independent director” under the Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. The complete text of the Nominating and Corporate Governance Committee’s current charter is available on our website at www.8co.holdings.

Director Nominations Process

Each year the Board nominates directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

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The Audit Committee is responsible for reviewing and discussing with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies and programs with respect to risk management and risk assessment and inquire about risks or exposures facing the Company.

The Board and the Audit Committee also oversee risks relating to cybersecurity and to the custody and security of the Company’s digital assets, including risks arising from the Company’s reliance on third-party custodians, exchanges and trading platforms and the potential loss or compromise of private keys. For additional information regarding our cybersecurity risk management, see Item 1C of our 2025 Annual Report.

The Compensation Committee is responsible for reviewing all of the Company’s compensation policies and practices for all employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for overseeing the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of the Company.

In addition, the Board will be presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management will provide more frequent, informal communications to the Board between regularly scheduled meetings which will be designed to give the Board regular updates about our business. The Board will consider this information and will provide feedback, will make recommendations, and, as appropriate, will authorize or direct management to address particular exposures to risk.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics. Our Corporate Code of Conduct and Ethics and Whistleblower Policy (the “Code of Ethics”) covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The complete text of the Code of Ethics is available on our website at www.8co.holdings. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The information contained in, or accessible through, our website does not constitute a part of this Proxy Statement. We have included our website address in this Proxy Statement solely as an inactive textual reference.

Insider Trading Policy

Our Board adopted an insider trading policy (the “Insider Trading Policy”), which prohibits, among other things, our directors, officers and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Policy Governing Director Attendance at Annual Meetings

The Company encourages and expects all of its directors to virtually attend the Annual Meeting. Kevin O’Donnell, our current Chairman, attended our 2025 annual meeting of stockholders. Each member of our Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Policies Governing Director Nominations

Securityholder Recommendations

Our existing Bylaws provide that nominations of any person for election to the Board at an annual meeting may be made by or at the direction of the Board or by a shareholder of record who timely delivers a notice to the Secretary in proper written form in accordance with Section 2.4 of the Bylaws.

All stockholder recommendations for director candidates made other than at a meeting must be submitted to our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as candidates identified from any other source. All stockholder recommendations for director candidates for the 2027 annual meeting of stockholders must be submitted to our Secretary not earlier than August 13, 2027 and not later than September 12, 2027, in accordance with Section 2.4 of our Bylaws, and must include the following information:

●	the name, age, business address and residence address of the nominee;

●	the principal occupation or employment of the nominee;

●	the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

●	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

●	a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board;

●	a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties under Texas law with respect to the Company and its stockholders; and

●	any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be).

●	the name and address of the nominating stockholder and any Stockholder Associated Person, the class and number of shares held of record or beneficially by each of them and any derivative positions, any hedging or similar transactions or arrangements affecting voting power, and any material interest of the nominating stockholder or any Stockholder Associated Person; and

●	a statement whether the nominating stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power reasonably believed to be necessary to elect the nominee.

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Board Leadership Structure

Our Board does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interest of our stockholders that the role of Chairman and the role of Chief Executive Officer be held by Kevin O’Donnell.

The Board believes that combining the roles of Chairman and Chief Executive Officer in Mr. O’Donnell is appropriate at this time because it promotes unified leadership and accountability in the execution of the Company’s strategy, while the Board’s balance of independent directors and its Lead Independent Director provide effective independent oversight.

Because our Chairman is not an independent director, our independent directors have appointed Frank Jennings to serve as our Lead Independent Director. The Lead Independent Director presides over executive sessions of the independent directors and at any meeting at which the Chairman is not present, may call meetings of the independent directors, serves as a liaison between the Chairman and the independent directors, proposes agendas and schedules for Board meetings in consultation with the Chairman, and is available for consultation and communication with stockholders if requested.

The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time.

Communications with the Board

Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, Attention: Office of the Secretary or by email at investors@8co.holdings. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees will be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee. We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested.

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no material legal proceedings to which any of our directors, director nominee or executive officers, or any associate of any of them, is a party adverse to the Company or any of our subsidiaries, or in which any such person has a material interest adverse to the Company or any of our subsidiaries.

DIRECTORS AND EXECUTIVE OFFICERS

We have one Class I director with a term expiring at the Annual Meeting: Thomas Lee. Our Board has nominated Thomas Lee for election to serve as a Class I member of our Board until the 2029 annual meeting of stockholders or until the appointment, election, and qualification of his successor.

Information Regarding the Directors and Executive Officers

The following table sets forth, as of the date of this Proxy Statement, certain information regarding our current executive officers and directors.

Name	Age	Position
Kevin O’Donnell	51	Chief Executive Officer and Chairman
Brett Vroman	46	Chief Financial Officer
Frank Jennings(1)(2)(3)	56	Lead Independent Director
Louis Foreman(1)(2)(3)	58	Independent Director
Nicola Caiano(1)(2)	53	Independent Director
Thomas Lee(3)	57	Independent Director

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating and Corporate Governance Committee.

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Executive Officers and Directors

Each of our directors holds office for the term of the class to which he has been assigned and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Lee is our sole Class I director and his term expires at the Annual Meeting; Messrs. Jennings and O’Donnell are Class II directors whose terms expire at the 2027 annual meeting of stockholders; and Messrs. Foreman and Caiano are Class III directors whose terms expire at the 2028 annual meeting of stockholders.

Information concerning our directors and director nominee is set forth below. The biographical description of each director and director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.

Kevin O’Donnell. Mr. O’Donnell has served as Chief Executive Officer since September 8, 2025 and as Chairman of the Board from October 15, 2021 to March 17, 2024 and since March 10, 2026. On August 13, 2025, the Board appointed Mr. O’Donnell as interim Chief Executive Officer, and he has served as Chief Executive Officer since September 8, 2025. He also served as interim Chief Executive Officer from February 22, 2024 to March 17, 2024. Mr. O’Donnell founded Poptop Partners, LLC, a boutique investment firm specializing in small to mid-market companies with an emphasis on the retail sector, in April 2011 and continues to serve as its Managing Partner. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turnaround management of mid-market companies. Mr. O’Donnell has been an early-stage investor in multiple industries, including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards, including but not limited to SRM Entertainment, Vinco, Lakeside Alternatives Hospital Foundation, and The University Club. Mr. O’Donnell brings to Eightco close to 25 years of experience in strategic corporate growth, financial structuring, leadership, and business development for emerging growth companies.

Brett Vroman. Mr. Vroman has served as Chief Financial Officer since October 13, 2021. Mr. Vroman served as Chief Financial Officer of Vinco Venture, Inc., the Company’s former parent company (“Vinco”), from June 2019 to November 22, 2021, and previously served as its Controller from May 2018 through May 2019. From October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology, and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax and consulting firm. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania. Mr. Vroman brings to Eightco extensive public company financial reporting experience and expertise in accounting and regulatory compliance.

Frank Jennings. Mr. Jennings has served as a member of the Board since October 13, 2021. Mr. Jennings is currently the President of Pelago Health, a leading virtual clinic for substance use management. He previously served as the Chief Sales Officer and Executive Vice President at Castlight Health. From August 2014 to 2019, Mr. Jennings was employed as the Vice President of Sales, North America by Doctor on Demand, Inc., an innovative healthcare telemedicine provider. He currently serves as an advisor at numerous early-stage companies. Mr. Jennings is a co-founder of the CMK Foundation, a charitable organization that has been helping people in local communities since 2009. He holds a degree from the Max M. Fisher College of Business at The Ohio State University. Mr. Jennings brings to Eightco 30 years of experience in business development and management of sales professionals in a variety of technology-adjacent industries.

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Louis Foreman. Mr. Foreman has served as a member of the Board since October 15, 2021. Mr. Foreman was the founder and has been the Chief Executive of Enventys, an integrated product design and engineering firm, since 2001. Over the past 38 years, Mr. Foreman has created 10 successful start-ups and has been directly responsible for the creation of over 20 others. In 2013, Mr. Foreman was appointed by the SBA Administrator to serve on the National SBDC Advisory Board until the end of 2024. In 2008, Mr. Foreman was appointed by United States Secretary of Commerce Carlos M. Gutierrez to serve for a three-year term on the nine-person Patent Public Advisory Committee (PPAC) of the United States Patent and Trademark Office (USPTO). In 2011, he was appointed by Secretary Gary Locke to serve an additional three-year term. In addition to being an inventor, Mr. Foreman was the creator of the Emmy® Award-winning PBS TV show, Everyday Edisons, and served as the Executive Producer and lead judge. Mr. Foreman currently serves as Chairman of the Board of Directors of the James Dyson Foundation. He is also a board member of the Intellectual Property Owners Association (IPOA), the Intellectual Property Owners Educational Foundation (IPOEF), The Federal Reserve Bank Industry Roundtable, and the National Association of Corporate Directors (NACD) Carolinas Region, and serves on the advisory board of Park National Bank. Mr. Foreman has a Bachelor of Arts degree in Economics from the University of Illinois. Mr. Foreman brings to Eightco significant experience with start-ups and knowledge of intellectual property matters.

Nicola Caiano. Mr. Caiano has served as a member of the Board since April 26, 2025. Mr. Caiano has served as Chief Financial Officer of Cytometric Therapeutics, where he leads capital formation strategies to fund clinical trials for groundbreaking cancer therapies, since December 2024. He has also served as the Founding Partner of Olea Management LLC since March 2018, where he advises family offices and early-stage companies across diverse industries, including technology, finance, and consumer goods, on capital raising and mergers and acquisitions. Previously, Mr. Caiano was a Partner and Director of Research at Pinyon Asset Management, managing a global event-driven equity and credit portfolio, from May 2011 to December 2017. His career also includes senior roles at Paulson & Co. Inc., J.P. Morgan Chase, and Bear, Stearns & Co. Inc. Mr. Caiano holds a Bachelor of Science in Finance and Accounting from New York University’s Stern School of Business, graduating magna cum laude, and he completed advanced culinary training at The Italian Culinary Academy, where he was Valedictorian. Mr. Caiano brings to Eightco significant financial and business experience.

Thomas Lee. Mr. Lee has served as an independent director of the Company since March 10, 2026. He is the Managing Partner, co-founder, Head of Research, and Chief Investment Officer at Fundstrat Global Advisors (founded in 2014), and serves as CIO and Portfolio Manager at Fundstrat Capital. Previously, Mr. Lee served as Chief Equity Strategist at J.P. Morgan Chase & Co. from 1999 to 2014, and held roles at Salomon Smith Barney and Kidder, Peabody & Company. Mr. Lee also serves as the Executive Chairman of Bitmine Immersion Technologies Inc. (NASDAQ: BMNR) and has served as Chief Executive Officer and a director of FutureCrest Acquisition Corp. since June 2025. He holds an undergraduate degree from the Wharton School of the University of Pennsylvania. Mr. Lee brings to Eightco significant experience in capital markets, investment research and digital asset treasury strategy.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, our director nominee or our executive officers has been involved in any legal proceeding of the type required to be disclosed under Item 401(f) of Regulation S-K.

Board Diversity

The Nominating and Corporate Governance Committee seeks diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board from time to time.

We expect that all of our directors will be individuals of high character and integrity, able to work well with others, and committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each anticipated director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should serve as a director of our company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation incurred by Eightco Holdings Inc. for the years ended December 31, 2025 and 2024, for the named executive officers of the Company (our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin O’Donnell*	2025	153,846	–	1,377,250	–	20,000	1,551,096
	2024	-	-	-	-	-	-

Brett Vroman**	2025	107,692	–	100,200	–	90,000	297,892
	2024	-	-	-	-	120,000	120,000

Paul Vassilakos***	2025	184,616	-	-	-	-	184,616
	2024	294,231	-	-	-	-	294,231

*	Kevin O’Donnell has served as Chief Executive Officer of the Company since September 2025 and as Chairman of the Board since March 10, 2026. He also served as the Executive Chairman of the Board of Directors from October 2021 to March 2024 and as Interim Chief Executive Officer from February 2024 to March 2024 and from August 2025 to September 2025. Amounts in the “Stock Awards” column for 2025 represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 400,000 restricted stock units granted on September 8, 2025 ($584,000) and 475,000 restricted stock units granted on December 29, 2025 ($793,250). For 2025, “All Other Compensation” consists of $20,000 in fees for service as a non-employee director prior to his appointment as Interim Chief Executive Officer. Mr. O’Donnell was not paid any salary for 2024. In 2025, Mr. O’Donnell agreed to a further reduced settlement amount of $175,200, payable in nine equal installments through December 31, 2025, of which $131,400 remains unpaid. In addition, Mr. O’Donnell is owed $133,154 of deferred salary related to his 2023 salary of $292,000.
**	Brett Vroman was appointed Chief Financial Officer of the Company on October 13, 2021. Amounts in the “Stock Awards” column for 2025 represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of 60,000 fully vested restricted stock units granted on December 29, 2025. For 2025, “All Other Compensation” consists of $90,000 of CXO Lite consulting fees of $10,000 per month for January through September 2025, before the 2025 Vroman Compensation Agreement took effect. Deferred 2024 consulting fees paid in 2025 are not included because they were reported for 2024. For 2024, “All Other Compensation” consists of $120,000 in consulting fees under the CXO Lite Consulting Agreement, which Mr. Vroman deferred until 2025. In 2025, Mr. Vroman agreed to a further reduced settlement amount of $175,200, payable in nine equal installments through December 31, 2025, of which $175,200 remains unpaid. Mr. Vroman was not paid any salary for 2024. Mr. Vroman deferred fees of $70,000 until 2026 under his previous consulting agreement. In addition, Mr. Vroman is owed $151,615 of deferred salary related to his 2023 salary of $292,000.
***	Paul Vassilakos was appointed as Chairman and Chief Executive Officer of the Company on March 17, 2024 and resigned as an officer and director on September 8, 2025. Before his appointment in March 2024, he was employed by Eightco solely as President of Forever 8 Fund, LLC, a subsidiary of the Company (“Forever 8”). Mr. Vassilakos did not receive any severance or other separation payments in connection with his resignation.

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Overview

The Company provides total compensation packages that are intended to be competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company seeks to be competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program consists of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance, and other information deemed relevant and timely.

Employment Agreements

Kevin O’Donnell Employment and Compensation Arrangements

On February 22, 2024, the Board appointed Kevin O’Donnell as Interim Chief Executive Officer of the Company, to serve until a successor is chosen and qualified, or until his earlier resignation or removal.

On March 17, 2024 (the “O’Donnell Separation Date”), Kevin O’Donnell resigned as Executive Chairman and Interim Chief Executive Officer of the Company, effective immediately. Mr. O’Donnell’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. O’Donnell’s resignation from these positions, on March 17, 2024, the Company and Kevin O’Donnell entered into a General Release and Severance Agreement (the “O’Donnell Severance Agreement”), which provided that it would become effective on the eighth day following Mr. O’Donnell’s execution of the agreement, absent revocation (the “O’Donnell Effective Date”). The O’Donnell Severance Agreement terminated the amended and restated employment agreement, by and between the Company and Mr. O’Donnell, effective as of October 21, 2022 (the “O’Donnell Employment Agreement”). Pursuant to the O’Donnell Severance Agreement, as of the O’Donnell Separation Date, the O’Donnell Employment Agreement terminated, and no party had any further obligation or liability thereunder except as related to any obligations that survive employment termination, including but not limited to the obligations set forth under the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement, attached to the O’Donnell Employment Agreement.

Pursuant to the O’Donnell Severance Agreement, the Company agreed to provide Mr. O’Donnell with (i) back pay wages through the O’Donnell Separation Date in the amount of $138,000, less all lawful and authorized withholdings and deductions, to be paid as soon as practicable following the O’Donnell Effective Date and (ii) severance equal to 24 months of Mr. O’Donnell’s base salary, less all lawful and authorized withholdings and deductions, under the O’Donnell Employment Agreement. Pursuant to the O’Donnell Severance Agreement, the Company also agreed to provide Mr. O’Donnell with (i) reimbursement of the premiums associated with the continuation of Mr. O’Donnell’s and his family’s health insurance for the period commencing on the O’Donnell Separation Date through and including September 27, 2024, subject to his timely election of and eligibility for COBRA continuation coverage, (ii) reimbursement of expenses in accordance with the Company’s expense reimbursement policy, and (iii) the full vesting of any earned, outstanding and unvested shares of common stock subject to the Company’s 2022 Long-Term Incentive Plan (the “Plan”). The O’Donnell Severance Agreement also provides for a waiver and release by Mr. O’Donnell of claims against the Company and certain related parties in connection with Mr. O’Donnell’s employment, separation and departure from the Company, and for certain customary covenants regarding confidentiality.

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The original severance amount of $584,000 was subsequently reduced to $379,600 pursuant to a settlement agreement, all of which remained unpaid as of December 31, 2024. In 2025, Mr. O’Donnell agreed to a further reduced settlement amount of $175,200, payable in nine equal installments through December 31, 2025.

On September 8, 2025, he entered into a new compensation agreement (the “2025 Compensation Agreement”). Under the 2025 Compensation Agreement, Mr. O’Donnell was to continue as CEO, on a non-interim basis, for a one-year term commencing on September 8, 2025, with an option exercisable by Mr. O’Donnell to renew for an additional one-year term. Mr. O’Donnell was entitled to an annualized base salary of $500,000, payable in accordance with the Company’s regular payroll practices. He was eligible for a one-time cash bonus equal to 175% of his base salary ($875,000), payable within thirty days following the twelve-month anniversary of the start date, subject to the Company’s achievement of certain milestones related to a PIPE transaction, timely filing of required reports, and a clean annual audit with no material weaknesses or significant deficiencies reported. If the renewal option were exercised, Mr. O’Donnell would have been eligible for an annual bonus during the renewal term, with the amount and performance metrics to be determined by the Board. Mr. O’Donnell was granted 400,000 restricted stock units that vested in full on March 8, 2026, following six months of continued service, subject to the terms of the Company’s equity incentive plan and a separate award agreement. Mr. O’Donnell was also eligible to participate in the Company’s employee benefit plans and to receive reimbursement for reasonable business expenses.

On December 29, 2025, Mr. O’Donnell was granted an additional 475,000 restricted stock units, which were fully vested as of the grant date. On March 12, 2026, he was granted options to purchase 2,250,000 shares of Common Stock at an exercise price of $1.01 per share, vesting in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service, and having a ten-year term.

On June 5, 2026, the Company entered into an Amended and Restated Compensation Agreement with Mr. O’Donnell (the “A&R Compensation Agreement”), which amended and restated the 2025 Compensation Agreement in its entirety and provides for a term of up to three years commencing on June 5, 2026, unless earlier terminated. Under the A&R Compensation Agreement, Mr. O’Donnell’s annual base salary is $550,000. In connection with the execution of the A&R Compensation Agreement, the Compensation Committee determined that the full $875,000 bonus under the 2025 Compensation Agreement was deemed earned and payable as of June 5, 2026. The A&R Compensation Agreement does not provide for an additional annual bonus opportunity throughout the new three-year term. Mr. O’Donnell remains eligible to participate in the Company’s employee benefit plans and to receive reimbursement for reasonable business expenses.

Under the A&R Compensation Agreement, if the employment of Mr. O’Donnell is terminated during the term by the Company without cause, Mr. O’Donnell will be entitled to accrued but unpaid base salary and reimbursable expenses through the termination date, severance equal to the lesser of 18 months of base salary or the base salary for the remainder of the term, plus accelerated vesting of all issued and outstanding equity awards. If Mr. O’Donnell’s employment is terminated for cause or he voluntarily resigns, he will be entitled only to accrued but unpaid base salary and reimbursable expenses; upon termination for cause, all unvested equity awards will be forfeited. A voluntary resignation requires at least thirty days’ prior written notice. In the event of Mr. O’Donnell’s death or the termination of his employment due to disability, Mr. O’Donnell or his estate, as applicable, will be entitled to accrued but unpaid base salary and reimbursable expenses, plus an additional six months of base salary and benefits (including, in the case of death, continuation of dependent benefits for six months). The A&R Compensation Agreement also contains customary confidentiality and return of property provisions.

Brett Vroman Employment Agreement

Pursuant to the terms of the Vroman Employment Agreement, Mr. Vroman was employed as the Chief Financial Officer of the Company. Mr. Vroman’s initial term of employment under the Vroman Employment Agreement was to last until September 27, 2024, unless earlier terminated pursuant to the terms of the agreement, with automatic one-year renewals absent timely notice of nonrenewal.

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Pursuant to the terms of Mr. Vroman’s employment agreement, Mr. Vroman was to receive, subject to approval by the Board, an annual grant of 180,000 restricted stock units convertible into shares of the Company’s common stock, which were to be immediately vested and subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan. This reflected an increase from the 135,000 shares provided to Mr. Vroman under Mr. Vroman’s prior employment agreement entered into in March 2022 (the “March Vroman Agreement”). Mr. Vroman was entitled to a base salary payable at the initial annualized rate of $292,000 per year (the “Vroman Base Salary”), subject to annual increases of 5% on January 1, which reflected an increase from the $250,000 provided to Mr. Vroman under the March Vroman Agreement. Mr. Vroman was eligible for an annual cash bonus opportunity equal to up to 100% of the Vroman Base Salary (the “Vroman Bonus”) based on the achievement of performance goals as determined by the Company’s audit committee and the Board. The Vroman Bonus reflected a decrease on a percentage basis from the maximum 150% of base salary provided for in the March Vroman Agreement.

In addition, Mr. Vroman was, under some circumstances, eligible to receive additional shares of the Company’s common stock contingent upon the satisfaction of certain additional performance goals. Mr. Vroman was eligible to receive a maximum total of 990,000 shares upon full satisfaction of certain corporate growth achievements based upon a review of the Company’s audited financial statements and subject to the approval of the Board. This reflected an increase over the March Vroman Agreement, which provided that Mr. Vroman would be eligible to receive a maximum of 450,000 shares in connection with revenue growth. Mr. Vroman was eligible to receive a one-time bonus of 180,000 shares in the event that the Company achieved a positive cash flow based on a review of the Company’s audited financial statements and subject to the review of the Board. The March Vroman Agreement provided for a substantially similar bonus in connection with cash flow. Mr. Vroman was eligible to receive a bonus of a maximum aggregate of 1,600,000 shares in the event that certain market capitalization milestones were met based on a review of the Company’s audited financial statements and subject to approval by the Board. This reflected an increase above the maximum aggregate of 1,575,000 shares provided for in connection with meeting market capitalization milestones under the March Vroman Agreement. If Mr. Vroman received the maximum aggregate 1,600,000 shares provided for under the first three market capitalization milestones, Mr. Vroman would have been eligible to receive additional bonuses of 135,000 shares for each doubling in market capitalization of the Company over the market capitalization recorded at the prior bonus threshold, provided such increase was sustained for a period of at least three consecutive trading days. Though specific milestone thresholds and timing requirements varied, the March Vroman Agreement contained a substantially similar provision with respect to a continuing market capitalization bonus. Mr. Vroman was also eligible for additional compensation in the sole and complete discretion of the Board.

The historical share amounts described above are stated as provided in the applicable agreements, before adjustments for subsequent reverse stock splits.

Mr. Vroman was eligible to participate in all health, medical, dental and life insurance policies offered to executive employees of the Company, and the Company was required to pay all applicable premiums. The Company agreed to reimburse Mr. Vroman up to $10,000 per year as a car allowance, reimburse Mr. Vroman up to $2,500 per year for home office expenses and reimburse Mr. Vroman for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Vroman Employment Agreement provided Mr. Vroman with four (4) weeks of paid vacation and five (5) days of paid personal time. The Vroman Employment Agreement also provided for liability insurance coverage and reimbursement of certain financial planning expenses incurred by Mr. Vroman. All terms provided in this paragraph were substantially similar to those provided in the March Vroman Agreement.

Under the Vroman Employment Agreement, if the Company terminated Mr. Vroman’s employment without cause or Mr. Vroman resigned for good reason or due to a change in control (as defined in the Vroman Employment Agreement), Mr. Vroman would have been entitled, subject to the agreement’s release requirements, to (i) the Accrued Obligations (as defined in the Vroman Employment Agreement) and (ii) severance in an amount equal to the Vroman Base Salary for twenty-four (24) months. In addition, such termination would have resulted in full vesting of any earned or outstanding awards of Eightco common stock held by Mr. Vroman and entitled Mr. Vroman to reimbursement of premiums associated with the continuation of health insurance benefits provided under the Vroman Employment Agreement during the remaining Term of Employment (as defined in the Vroman Employment Agreement), subject to timely election of and continued eligibility for COBRA coverage.

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On February 26, 2024, the Company and Brett Vroman entered into a General Release and Severance Agreement (the “Vroman Severance Agreement”), effective as of the eighth day following Mr. Vroman’s execution of the agreement, provided that he did not revoke it (the “Vroman Effective Date”), in connection with the termination of the amended and restated employment agreement, by and between the Company and Mr. Vroman, effective as of September 27, 2022. Pursuant to the Vroman Severance Agreement, as of December 31, 2023 (the “Vroman Separation Date”), the Vroman Employment Agreement terminated, and no party had any further obligation or liability thereunder except as related to any obligations that survived employment termination, including but not limited to the obligations set forth under the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement, attached to the Vroman Employment Agreement.

Pursuant to the Vroman Severance Agreement, the Company agreed to provide Mr. Vroman with (i) back pay wages through the Vroman Separation Date in the amount of $151,615.46, less all lawful and authorized withholdings and deductions, to be paid as soon as practicable following the Vroman Effective Date and (ii) severance equal to 24 months of Mr. Vroman’s base salary, less all lawful and authorized withholdings and deductions, under the Vroman Employment Agreement. The parties also agreed to negotiate in good faith the amount of severance to be paid in cash or stock awards. Pursuant to the Vroman Severance Agreement, the Company also agreed to (i) reimburse Mr. Vroman for the premiums associated with the continuation of Mr. Vroman’s health insurance for the period commencing on the Vroman Separation Date through December 31, 2024, subject to timely election of and continued eligibility for COBRA coverage, (ii) reimburse expenses in accordance with the Company’s expense reimbursement policy, and (iii) provide for the full vesting of any earned shares of Common Stock. The Vroman Severance Agreement also provided for a release by Mr. Vroman of claims against the Company and related parties arising on or before execution, including claims in connection with Mr. Vroman’s employment, separation and departure from the Company, and for certain customary covenants regarding confidentiality.

The Company subsequently disclosed that Mr. Vroman’s $584,000 severance was reduced to $379,600 pursuant to a settlement agreement, all of which remained unpaid as of December 31, 2024. In 2025, Mr. Vroman agreed to a further reduced settlement amount of $175,200, payable in nine equal installments through December 31, 2025.

Additionally, on February 22, 2024, the Company and CXO Lite, LLC, a limited liability company organized under the laws of Pennsylvania, of which Mr. Vroman is the sole member, entered into a consulting agreement (the “CXO Lite Consulting Agreement”), effective January 1, 2024, pursuant to which Mr. Vroman continued to serve the Company as its Chief Financial Officer. The CXO Lite Consulting Agreement provided for fees payable to CXO Lite, LLC of $10,000 per month and automatic monthly renewals unless terminated by either party upon 30 days’ written notice. It also provided for reimbursement of reasonable expenses and eligibility for additional equity compensation at the Board’s discretion.

Mr. Vroman deferred $120,000 of consulting fees for 2024 until 2025. The Company subsequently disclosed that Mr. Vroman deferred $70,000 of fees under his previous consulting agreement until 2026.

On September 8, 2025, the Company and Mr. Vroman entered into a Compensation Agreement (the “2025 Vroman Compensation Agreement”). Mr. Vroman’s 2025 Vroman Compensation Agreement provided that he would continue as Chief Financial Officer for a one-year term commencing on September 8, 2025. Mr. Vroman was entitled to an annualized base salary of $350,000, payable in accordance with the Company’s regular payroll practices. He was eligible for a one-time cash bonus equal to 175% of his base salary ($612,500), payable within thirty days following the twelve-month anniversary of the start date, subject to achievement of the PIPE transaction schedule and milestones specified in the August 26, 2025 letter of intent, as incorporated into the definitive agreements; timely filing of all required SEC and applicable stock exchange reports during the term; and completion of the annual audit for the fiscal year ending during the term with an unqualified opinion and no reported material weaknesses or significant deficiencies. The agreement provided that the bonus would not be payable if any of these conditions were not satisfied. Mr. Vroman was also eligible to participate in the Company’s employee benefit plans and entitled to reimbursement of reasonable business expenses.

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Under the 2025 Vroman Compensation Agreement, if the employment of Mr. Vroman was terminated during the term by the Company without cause or by Mr. Vroman for good reason (as defined in the 2025 Vroman Compensation Agreement and subject to its applicable notice and cure requirements), Mr. Vroman would be entitled to accrued but unpaid base salary and reimbursable expenses through the date of termination, the pro rata portion of base salary for the remainder of the term, an additional six months of base salary and benefits, immediate and full vesting of any outstanding equity securities, and the full amount of the applicable bonus. In the event of a change of control (as defined in the 2025 Vroman Compensation Agreement), if Mr. Vroman’s employment was terminated by the Company without cause or by Mr. Vroman for good reason within twelve months following such change of control, and during the term, Mr. Vroman would be entitled to the payments and benefits described above.

Upon termination for cause or resignation without good reason, the agreement limited Mr. Vroman’s entitlement to accrued but unpaid base salary and reimbursable expenses. Upon death or disability, it provided for those accrued amounts plus six months of additional base salary and benefits, including dependent benefits in the case of death. The 2025 Vroman Compensation Agreement also contained customary confidentiality and return of property provisions.

On December 29, 2025, the Company granted Mr. Vroman 60,000 restricted stock units under the Company’s 2022 Long-Term Incentive Plan in recognition of his efforts relating to the September 2025 private placement and the implementation and operation of the Company’s digital asset treasury operations. The restricted stock units vested in full on the grant date.

On March 12, 2026, Mr. Vroman received options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.01 per share. The options vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service, and have a stated expiration date of March 11, 2036.

Outstanding Equity Awards at 2025 Fiscal Year End

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Kevin O’Donnell	9/8/25	-	-	-	-	400,000	(2)	692,000

(1) Based on the closing price of our common stock of $1.73 per share on December 31, 2025. (2) Represents restricted stock units granted on September 8, 2025, which vested in full on March 8, 2026. Restricted stock units granted to Messrs. O’Donnell and Vroman on December 29, 2025 were fully vested on the grant date and were not outstanding as of December 31, 2025. Outstanding equity awards held by our former director Daniel Ives are described in the footnotes to the Director Compensation Table.

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Retirement Plans

The Company expects to maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan will be made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan will be able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Clawback

We have adopted a clawback policy effective as of November 3, 2023, that complies with Nasdaq Listing Rule 5608 and Rule 10D-1 under the Exchange Act. Under this policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover reasonably promptly, regardless of fault or misconduct, the amount of erroneously awarded incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. The recoverable amount is the excess of the incentive-based compensation received over the amount that would have been received had it been determined based on the restated amounts.

Additionally, the Sarbanes-Oxley Act of 2002 subjects incentive-based compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of their misconduct, with any financial reporting requirement under securities laws.

Future Advisory Votes on Executive Compensation

Because we are an emerging growth company, we are not required to hold, and are not holding at the Annual Meeting, a non-binding advisory vote on the compensation of our Named Executive Officers or on the frequency of such votes. At our 2023 annual meeting of stockholders, which we held voluntarily, stockholders approved, on an advisory basis, the compensation of our Named Executive Officers, and a plurality of the votes cast on the frequency proposal favored holding future advisory votes every one year. Although our 2023 proxy statement indicated that we expected to hold our next advisory vote on executive compensation at our 2026 annual meeting, because we remain an emerging growth company, we are not required to hold such a vote this year and have elected not to do so. We will hold an advisory vote on executive compensation no later than required by applicable SEC rules following the date on which we cease to be an emerging growth company.

DIRECTOR COMPENSATION

Director Compensation

The Company’s board of directors’ compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. The director annual compensation program provides the following compensation for independent, non-employee directors:

●	an annual cash retainer of $100,000, paid quarterly, and eligibility for equity compensation valued at up to $200,000 per year, which may be issued quarterly in the form of common stock, restricted stock or restricted stock units subject to vesting conditions established by the Board (prior to September 2025, non-employee directors received a cash retainer of $40,000 per year); and

●	Additional compensation for ad hoc services on a case-by-case basis.

●	Mr. Lee’s compensation is governed by his separate Board of Directors Agreement described below.

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The following table presents summary information regarding the director compensation for each member of our Board for the year ended December 31, 2025.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Frank Jennings(5)	2025	$51,507	$100,200	-	-	-	-	$151,707

Louis Foreman(5)	2025	$41,507	$91,850	-	-	-	-	$133,357

Nicola Caiano(1)(5)	2025	$31,507	$83,500	-	-	-	-	$115,007

Daniel Ives (former director) (2)	2025	$31,507	$6,250,000	273,299	-	-	-	$6,554,806

Thomas Lee (3)	2025	$-	$-	-	-	-	-	$-

Mary Ann Halford (former) (4)	2025	$10,000	$–	–	–	–	–	$10,000

(1) Mr. Caiano has served as a director since April 26, 2025.

(2) Mr. Ives served as Chairman of the Board and a director from September 8, 2025 until his resignation from the Board on March 10, 2026, and he is no longer a member of the Board. Amounts in the “Stock Awards” and “Option Awards” columns represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of inducement awards granted under his Amended and Restated Board of Directors Agreement dated October 20, 2025: 4,280,822 shares of restricted stock vesting 20% annually over five years ($6,250,000) and options to purchase 856,164 shares at an exercise price of $14.60 per share ($273,299). Mr. Ives resigned from the Board effective March 10, 2026. Under a Director Resignation Agreement dated March 10, 2026, 856,165 shares of restricted stock scheduled to vest on the first anniversary of grant were accelerated and vested as of the resignation date (and were issued on March 25, 2026), the remaining 3,424,657 unvested shares of restricted stock were forfeited, all options to purchase 856,164 shares were forfeited, and the parties exchanged mutual releases. No other compensation was payable to Mr. Ives.

(3) Mr. Lee has served as a director since March 10, 2026. On March 12, 2026, Mr. Lee was granted options to purchase 4,000,000 shares at $1.01 per share, and on April 27, 2026 the Company entered into a Board of Directors Agreement with Mr. Lee providing for annual cash compensation of $850,000, payable quarterly.

(4) Ms. Halford resigned as a director on April 26, 2025.

(5) Amounts in the “Stock Awards” column for Messrs. Jennings, Foreman and Caiano represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of 60,000, 55,000 and 50,000 restricted stock units, respectively, granted on December 29, 2025 under the Company’s 2022 Long-Term Incentive Plan, each of which was fully vested on the grant date. These awards were not reflected in the director compensation table in our Annual Report on Form 10-K. Other than Mr. Ives, none of our non-employee directors held any unvested stock awards or options as of December 31, 2025. Mr. O’Donnell, our Chief Executive Officer, is a Named Executive Officer, and the $20,000 in director fees he earned in 2025 prior to his appointment as Interim Chief Executive Officer is reported in the Summary Compensation Table.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of common stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

The beneficial ownership of our common stock is based on 419,410,502 shares of common stock issued and outstanding as of the Record Date.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percentage
5% Stockholders
Mozayyx UGP, LLC(1)	24,300,280	5.8%
Bitmine Immersion Technologies, Inc.(2)	100,655,143	24.0%

Named Executive Officers and Directors(3)
Kevin O’Donnell(4)	1,296,485	*
Brett Vroman(5)	60,568	*
Frank Jennings(6)	423,824	*
Louis Foreman(7)	282,002	*
Nicola Caiano(8)	609,923	*
Thomas Lee(9)	0	—
Paul Vassilakos(10)	313,296	*
Current Executive Officers and Directors as a group (six persons)	2,672,802	*

*	Less than 1%

(1)	Represents (i) 15,753,424 shares of common stock held by MOZAYYX Tower SPV 2, LP, (ii) 684,932 shares of common stock held by MOZAYYX Master Fund LP and (iii) 7,861,924 shares of common stock issuable upon exercise of warrants held by MOZAYYX LLC, following assignment from the original warrantholder, Worldcoin Tower Instant LLC. MOZAYYX UGP, LLC (“UGP”) controls MOZAYYX Tower SPV 2, LP and MOZAYYX Master Fund LP and is the sole manager of Worldcoin Tower Instant LLC. The warrants are subject to a 9.99% beneficial ownership limitation; because exercise of the warrants in full would not cause the holders to exceed that limitation, all 7,861,924 warrant shares are included. The business address of these persons is 111 Congress Avenue, Suite 1200, Austin, Texas 78701. Information is based on the Schedule 13D filed on September 19, 2025 and the Company’s registration statement on Form S-3 filed on August 27, 2026.

(2)	Represents 100,655,143 shares of common stock beneficially owned by Bitmine Immersion Technologies, Inc. (“Bitmine”), as reported in its Schedule 13D filed on March 20, 2026, consisting of (i) 13,698,630 shares acquired from the Company under the Securities Purchase Agreement dated September 8, 2025 and (ii) 86,956,513 shares acquired in open market purchases, including purchases made under its March 11, 2026 investment commitment letter. Bitmine reported shared voting and dispositive power over these shares. Mr. Lee, a director of the Company and Executive Chairman of Bitmine, disclaims beneficial ownership of the shares held by Bitmine. Bitmine’s business address is 800 Connecticut Avenue, Norwalk, Connecticut 06854.

(3)	The business address of each of our named executive officers and directors is c/o Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, Pennsylvania 18042.

(4)	Represents 1,296,485 shares of common stock held by Mr. O’Donnell, based on his Form 4 filed on August 31, 2026. Excludes 2,250,000 shares of common stock underlying options granted on March 12, 2026 that are not exercisable within 60 days of the table’s measurement date.

(5)	Represents 60,568 shares of common stock held by Mr. Vroman. Excludes 100,000 shares of common stock underlying options granted on March 12, 2026 that are not exercisable within 60 days of the table’s measurement date.

(6)	Represents shares of common stock held by Mr. Jennings. Excludes 50,000 shares of common stock underlying options granted on March 12, 2026 that are not exercisable within 60 days of the table’s measurement date.

(7)	Represents 282,002 shares of common stock held by Mr. Foreman. Excludes 50,000 shares of common stock underlying options granted on March 12, 2026 that are not exercisable within 60 days of the table’s measurement date.

(8)	Represents 609,923 shares of common stock held by Mr. Caiano.

(9)	Excludes 4,000,000 shares of common stock underlying options granted to Mr. Lee on March 12, 2026 that are not exercisable within 60 days of the table’s measurement date.

(10)	Mr. Vassilakos served as our Chairman and Chief Executive Officer from March 17, 2024 until his resignation on September 8, 2025, and is no longer an officer or director of the Company. He is included in the table because he was a Named Executive Officer for 2025. However, because Mr. Vassilakos ceased to be an officer and director of the Company in 2025, the share amount reported is based solely on his most recent Form 4 filed with the SEC, and the Company has not independently verified his current holdings. Mr. Vassilakos’s shares are not included in the total for current executive officers and directors as a group.

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PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Introduction

Our Board has nominated Thomas Lee to serve as a Class I member of our Board, with such term to expire at the 2029 annual meeting of stockholders or until the appointment, election and qualification of his successor. The biography of Mr. Lee is set forth in the section titled “Directors and Executive Officers” above.

Mr. Lee was appointed to the Board on March 10, 2026 to fill the vacancy created by the resignation of Daniel Ives, and he is standing for election by stockholders for the first time. Mr. Lee was recommended to the Nominating and Corporate Governance Committee by members of the Board. There is no arrangement or understanding between Mr. Lee and any other person, including Bitmine, pursuant to which he was selected as a director or nominee. The Board believes that Mr. Lee’s extensive experience in capital markets, investment research and digital asset strategy, combined with his unique perspective as Executive Chairman of Bitmine, the Company’s largest strategic stockholder, provides the Board with invaluable knowledge, insights and perspective.

Vote Required

Section 2.9 of our Bylaws provides that directors are elected by a plurality of the votes cast. This means that the director nominee with the most votes for a particular seat is elected for that seat. As a result, a withheld vote or a broker non-vote on this proposal will not have any effect on the election of the Class I director nominee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THOMAS LEE TO SERVE AS CLASS I MEMBER OF THE BOARD FOR A TERM TO EXPIRE AT THE 2029 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL the appointment, election, and qualification of HIS successor. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF THE FOREGOING INDIVIDUAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 2: CHARTER PROPOSAL

On October 16, 2026, the Board unanimously adopted and declared the advisability of an amendment to Section 4.1 of Article IV of the Company’s Certificate of Formation to increase the total number of shares of common stock the Company is authorized to issue from 10,000,000,000 shares to 500,000,000,000 shares. The Company is currently authorized to issue 10,010,000,000 shares of capital stock, consisting of 10,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 419,410,502 shares of common stock and no shares of preferred stock were issued and outstanding as of the Record Date. If the amendment is approved, the Company will be authorized to issue 500,010,000,000 shares of capital stock, consisting of 500,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Board further directed that this amendment be considered at a meeting of stockholders. Accordingly, at the Annual Meeting, stockholders will vote on a proposal to approve this amendment.

The form of the certificate of amendment is attached as Appendix A to this Proxy Statement. If approved by the stockholders, the amendment to the Certificate of Formation will become effective upon the filing of the certificate of amendment with the Texas Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Description of the Amendment to the Certificate of Formation

If the amendment to the Certificate of Formation is approved, the Board will be authorized to issue the additional shares of common stock, in its discretion, without further approval of the stockholders, and the Board does not intend to seek stockholder approval prior to any issuance of the shares of common stock, unless stockholder approval is required by applicable law or securities exchange rules.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company is presently authorized to issue. Holders of shares of common stock are entitled to vote on all matters submitted to the Company’s stockholders for their vote or approval. Each share of common stock has the voting power of one vote. Under the terms of the Company’s Bylaws, directors will be elected by a plurality of the votes cast. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless the matter is one upon which, by applicable law, the Certificate of Formation, the Company’s Bylaws or applicable stock exchange rules require a different vote, in which case such provision shall govern and control the decision of such matter. Holders of shares of common stock are entitled to receive dividends, as and if declared by the Board out of legally available funds. Upon the liquidation or dissolution of the Company, the holders of shares of common stock are entitled to share ratably in those of the Company’s assets that are legally available for distribution to the Company’s stockholders after payment of liabilities and subject to the prior rights of the holders of preferred stock then outstanding. Holders of shares of common stock do not have preemptive rights to subscribe for or acquire any additional shares of the Company’s capital stock.

Reasons for the Amendment to the Certificate of Formation

The Board believes approval of the amendment is in the best interests of the Company and its stockholders. The authorization of additional shares of common stock will provide the Company with flexibility to explore strategic transactions and equity financings as opportunities arise or as the Company’s needs require. The Company has historically used equity financings, including PIPE and ATM offerings. Other than shares issuable upon the exercise or settlement of outstanding equity awards, warrants and other outstanding convertible or exercisable securities, and shares that may be issued from time to time under the Company’s existing financing arrangements, including its at-the-market offering program, the Company has no current plan, proposal, arrangement or commitment to issue the additional shares of common stock for which authorization is sought.

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The amendment is not being proposed in connection with, and the Board has not approved, any specific acquisition, financing or other transaction that would require the issuance of the additional shares of common stock for which authorization is sought. As of the Record Date, of the 10,000,000,000 shares of common stock currently authorized, 419,410,502 shares were issued and outstanding and approximately 20,273,666 shares were reserved for issuance, including 13,773,666 shares issuable upon the exercise of outstanding warrants (including 9,917,844 shares issuable under the Strategic Advisor Warrants and 3,855,822 shares issuable under the Placement Agent Warrants), 6,500,000 shares issuable upon the exercise or settlement of outstanding equity awards and approximately 8,500,000 shares reserved for future issuance under our equity incentive plans. The Board believes that the proposed increase will provide the Company with ample long-term flexibility to continue to fund its digital asset treasury strategy and strategic investments through its at-the-market offering program and other equity financings, and to pursue future strategic transaction opportunities that may be available and which the Board believes are in the best interests of stockholders, without the delay and expense of seeking further stockholder approval.

The Board also considered certain risks of the amendment. The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows the Company to pursue its business plan and grow its business, the market price of the common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the amendment to the Certificate of Formation has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Mr. Lee, a director nominee, is Executive Chairman of Bitmine, a significant stockholder of the Company, and has no interest in this proposal other than as a stockholder.

Required Vote and Recommendation

Approval of the proposal requires the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, voting together as a single class, as provided in Section 4.2 of our Certificate of Formation. This standard is subject to any separate vote required by the TBOC or the terms of any applicable series of preferred stock. The Company is not aware of any appraisal or similar dissenters’ rights in connection with the proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares. Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is expected to be considered a “routine” matter on which brokers may vote uninstructed shares, and therefore we do not expect any broker non-votes; however, any broker non-votes that do occur will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER Proposal. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS PROPOSAL

Introduction

The Audit Committee has selected the independent registered public accounting firm Stephano Slack LLC to serve as our auditors for the fiscal year ending December 31, 2026. It is expected that a representative of Stephano Slack LLC will not be present at the Annual Meeting.

Stephano Slack LLC was appointed as the Company’s independent registered public accounting firm on September 30, 2024. On such date, Morison Cogen LLP, the Company’s former auditor, resigned from its role as independent registered public accounting firm for the Company. Such resignation was made by Morison Cogen in conjunction with its exit from providing audit services to publicly traded companies. In connection with the foregoing exit, the audit partner and audit manager at Morison Cogen who were in charge of the Company’s audit left such firm to join Stephano Slack LLC, which firm was engaged by the Company as described above.

Morison Cogen LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years preceding the resignation and through the date of resignation, there were no disagreements with Morison Cogen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company provided Morison Cogen LLP with a copy of the foregoing disclosures and requested that Morison Cogen LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements. A copy of Morison Cogen LLP’s letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on October 4, 2024.

In deciding to appoint Stephano Slack LLC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Stephano Slack LLC and concluded that Stephano Slack LLC has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026. For information regarding the fees billed by Stephano Slack LLC and Morison Cogen LLP for the fiscal years ended December 31, 2025 and 2024 and the Audit Committee’s pre-approval policies and procedures, see “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” below.

Vote Required

The selection of our independent registered public accounting firm for the year ending December 31, 2026, will be ratified upon the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as an “AGAINST” vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of the selection of Stephano Slack LLC as our auditors for the year ending December 31, 2026, by our stockholders is not required under the TBOC, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF STEPHANO SLACK LLC TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 4: ADJOURNMENT PROPOSAL

Our Board has approved a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the other proposals being voted on at the Annual Meeting.

Background and Purpose of the Proposal

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the other proposals being voted on at the Annual Meeting.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of votes represented by the outstanding stock entitled to vote at the Annual Meeting will be against any proposal, we could adjourn or postpone the Annual Meeting without a vote on the other proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.

Required Vote

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The Company is not aware of any appraisal or similar dissenters’ rights in connection with this proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Report of the Audit Committee

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements. In fulfilling its oversight responsibilities, the audit committee:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2025, with management and our current auditor, Stephano Slack LLC;

●	discussed with Stephano Slack LLC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received the written disclosures and the letter from Stephano Slack LLC required by the applicable requirements of the PCAOB; and

●	discussed the independence of Stephano Slack LLC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements and related notes thereto be included in our 2025 Annual Report for filing with the SEC. The Audit Committee also appointed Stephano Slack LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Submitted by the Audit Committee of our Board:

Frank Jennings

Louis Foreman

Nicola Caiano

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Stephano Slack LLC (and, for the portion of fiscal year 2024 prior to its resignation, Morison Cogen LLP) for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

	Fiscal Year 2025	Fiscal Year 2024
Audit Fees (1)	$286,823	$213,766
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$286,823	$213,766

(1) Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10–Q.

The Audit Committee’s charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee pre-approved all services described above, and no services were approved pursuant to the waiver provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-X.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “Related Party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of or nominee for the Board;

●	any person (including any entity or group) who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than five percent (5%) of our voting stock;

●	any of the foregoing persons that qualify as such at any time during the fiscal year in which a transaction that would otherwise be subject to this the policy occurs, even if such person has ceased to have such status during such fiscal year; and

●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee has the responsibility to review and approve or ratify related party transactions.

Related Party Transactions

On April 1, 2023, Paul Vassilakos, who later served as our Chairman and Chief Executive Officer, advanced Forever 8 $675,000 under the Series A Loan and Security Agreement. In March 2025, the Board approved the repayment of $300,000 owed to Nicholas Vassilakos, Mr. Vassilakos’s father and an immediate family member.

On August 17, 2023, Kevin O’Donnell, our Chief Executive Officer and a director, advanced Forever 8 $100,000 under the Series A Loan and Security Agreement, bearing interest at 15.00% per annum. In March 2025, the Board approved the repayment of $200,000 owed to Mr. O’Donnell.

On August 29, 2023, Frank Jennings, a Company director, advanced Forever 8 $100,000 under the Series A Loan and Security Agreement. In March 2025, the Board approved the repayment of this loan.

On February 14, 2024, CXO Lite, LLC, of which Brett Vroman, our Chief Financial Officer, is the sole member, advanced Forever 8 $100,000 under the Series B Loan and Security Agreement, on the same terms as non-affiliated lenders, bearing interest at 15.00% per annum.

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On May 1, 2025, Forever 8 and Frank Jennings, a Company director, entered into the Series C Loan and Security Agreement whereby Mr. Jennings advanced Forever 8 $50,000. Forever 8 issued Mr. Jennings a Promissory Note in the amount of $50,000 on the same date. Loans under the Series C Loan and Security Agreement bear interest at 18.00% per annum, plus an unused commitment fee of 5.00% per annum, and are secured by the inventory and equipment purchased with the loan proceeds.

On December 1, 2025, the Board, by unanimous written consent, approved the participation of directors and executive officers as lenders under the new Series C loans, provided that they participate on the same terms as lenders that are not affiliates of the Company. These loans bear interest at 18.00% per annum, plus an unused commitment fee of 5.00% per annum.

On December 3, 2025, Forever 8 and Frank Jennings, a Company director, entered into the Series C Loan and Security Agreement whereby Mr. Jennings advanced Forever 8 $100,000. Forever 8 issued Mr. Jennings a Promissory Note in the amount of $100,000 on the same date. On December 3, 2025, Forever 8 and Foreman Consulting, whose controlling member was Louis Foreman, a Company director, entered into the Series C Loan and Security Agreement whereby Foreman Consulting advanced Forever 8 $100,000. Forever 8 issued Foreman Consulting a Promissory Note in the amount of $100,000 on the same date.

Related-party lines of credit totaled $3,525,000 at December 31, 2024, $2,590,000 at December 31, 2025 and $400,000 at June 30, 2026, bearing interest at 12% to 18%. Related-party interest expense was $329,883 for 2025.

In 2024, the Company amended the convertible seller notes originally issued in the 2022 acquisition of Forever 8 Fund (the “Seller Notes”) on several occasions. On March 17, 2024, the holders forgave approximately $3.0 million of accrued interest, approximately $1.1 million of accrued interest was converted into shares of common stock, and payments under the Seller Notes were deferred. On June 14, 2024, the holders forgave $5.4 million of principal. On December 19, 2024, approximately $1.6 million of accrued interest was converted into 485,381 shares of common stock and the payment deferral was extended to October 30, 2025. In connection with these amendments, Mr. Vassilakos received 121,792 shares of common stock on March 27, 2024 and 182,412 shares of common stock on January 20, 2025.

On September 8, 2025, the Company entered into a Seller Note Termination Agreement with the holders of the Seller Notes. The holders converted $23,580,108 of outstanding principal and accrued interest into 800,000 shares of common stock, and the Seller Notes were extinguished. The shares were issued on September 15, 2025 at a fair value of $1,168,000. Paul Vassilakos, our former Chairman and Chief Executive Officer, who resigned on September 8, 2025 in connection with the transactions described below, was the original holder of Seller Notes in an aggregate principal amount of $10,192,008 (of $27.5 million aggregate principal amount originally issued) and served as the representative of the sellers. In connection with the conversion, Mr. Vassilakos and his affiliates received 800,000 shares of common stock in respect of approximately $23,580,108 of principal and accrued interest. Because of the related party nature of the Seller Notes, the Company recognized a gain of $22,789,599 within additional paid-in capital.

On September 8, 2025, Kevin O’Donnell, then our Interim Chief Executive Officer and a director, purchased 171,233 shares of common stock at $1.46 per share in the Company’s private placement, on the same terms as other purchasers.

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STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of stockholders must be received by us on or before June 29, 2027, in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, Attention: Secretary.

Stockholder proposals to be presented at our Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of stockholders, must be presented and received in accordance with the provisions of our Bylaws. Our Bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be received by our Secretary at our principal executive offices not later than the 45th day (September 12, 2027) nor earlier than the 75th day (August 13, 2027) before the one-year anniversary of the date the Company first mailed its proxy materials (or notice of availability of proxy materials, if earlier) for the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year, or if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, a stockholder’s notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by us. No adjournment or postponement of an annual meeting, or announcement thereof, commences a new time period for the giving of a stockholder’s notice.

The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days following the record date. Any such update and supplement should be mailed to: Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, Attention: Secretary.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 12, 2027 (60 calendar days prior to the anniversary date of the Annual Meeting).

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.

As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our Secretary at Eightco Holdings Inc., 101 Larry Holmes Drive, Suite 313, Easton, PA 18042, or by telephone at (888) 765-8933.

OTHER MATTERS

At the date of this Proxy Statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in our interest and the stockholders.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

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APPENDIX A

FORM OF AMENDMENT TO

THE CERTIFICATE OF FORMATION

OF EIGHTCO HOLDINGS INC.

Pursuant to the provisions of Section 21.052 of the Texas Business Organizations Code, Eightco Holdings Inc., a corporation organized and existing under and by virtue of the Texas Business Organizations Code, for the purpose of amending its Certificate of Formation, does hereby certify as follows:

ARTICLE I

The name of the Corporation is Eightco Holdings Inc. (the “Corporation”).

ARTICLE II

Section 4.1 of Article IV of the Corporation’s Certificate of Formation is deleted in its entirety and replaced with the following:

“4.1 Authorized Shares. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 500,010,000,000, consisting of 500,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

ARTICLE III

This amendment was approved in the manner required by the Texas Business Organizations Code and the constituent documents of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this amendment to the Certificate of Formation as of the ____ day of _________, 2026.

EIGHTCO HOLDINGS INC.

By:
Name:
Title:

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PROXY

EIGHTCO HOLDINGS INC.

a Texas Corporation

101 Larry Holmes Drive, Suite 313

Easton, Pennsylvania 18042

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 11, 2026

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

EIGHTCO HOLDINGS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 11, 2026

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated October 27, 2026, in connection with the Annual Meeting to be held at 10:00 a.m., Eastern Time, on December 11, 2026, virtually, at https://www.virtualmeetingportal.com/8coholdings/2026, and hereby appoints Kevin O’Donnell and Brett Vroman the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of common stock of Eightco Holdings Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

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THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE NAMED IN THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 1), “FOR” THE CHARTER PROPOSAL (PROPOSAL 2), “FOR” THE RATIFICATION OF SELECTION OF AUDITORS PROPOSAL (PROPOSAL 3), AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 4), IF PRESENTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 11, 2026: This notice of meeting and the accompanying proxy statement are available at https://www.8co.holdings/.

Proposal 1 — Director Election Proposal	FOR	WITHHOLD
Elect Thomas Lee as a Class I member of the Company’s Board of Directors, to serve until the 2029 annual meeting of stockholders or until the appointment, election and qualification of his successor.	☐	☐

Proposal 2 — Charter Proposal	FOR	AGAINST	ABSTAIN
Approve the amendment to the Company’s Certificate of Formation increasing the total number of authorized shares of the Company’s common stock from 10,000,000,000 shares to 500,000,000,000 shares.	☐	☐	☐

Proposal 3 — Ratification of Selection of Auditors Proposal	FOR	AGAINST	ABSTAIN
Ratify the selection of Stephano Slack LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Proposal 4 — Adjournment Proposal	FOR	AGAINST	ABSTAIN
Approve the adjournment of the Annual Meeting of Stockholders to a later date or dates, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any or all of the foregoing proposals.	☐	☐	☐

Dated: ________________________, 2026

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2, “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 3, AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 4, IF SUCH PROPOSAL IS PRESENTED AT THE ANNUAL MEETING, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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